Exhibit 3(i)(1)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/20/1994 944090397 - 2404023

CERTIFICATE OF INCORPORATION

OF

Nature’s Wealth Company

A CLOSE CORPORATION

FIRST: The name of this corporation is Nature’s Wealth Company

SECOND: Its registered office in the State of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801, County of New Castle. The registered agent in charge thereof is The Company Corporation, address same as above.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law or Delaware.

FOURTH: The amount of total authorized shares of stock of this corporation is 10,000,000 shares of $.001 par value.

FIFTH: The name and mailing address of the incorporator is

               Regina Cephas, Three Christina Centre, 201 N. Walnut Street, Wilmington Delaware, 19801

SIXTH: All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

SEVENTH: All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

EIGHTH: The corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

NINTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves; (1) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve Intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED: May 20, 1994	/s/ Regina Cephas

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/03/1997 971294218 - 2404023

CERTIFICATE FOR

RENEWAL AND REVIVAL OF CHARTER

Nature’s Wealth Company, a corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes, now desires a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Nature’s Wealth Company.

2. Its registered office in the State of Delaware is located at 1313 N. Market Street, Wilmington, DE 19801-1151, County of New Castle. The name and address of its registered agent is The Company Corporation, address “same as above”.

3. The date of filing of the original Certificate of Incorporation in Delaware was May 20, 1994.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried out the business authorized by its charter until the 1st day of March, 1997 which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, LYNDELL PARKS, the last and acting authorized officer hereunto set his/her hand to this certificate this 20th day of August, 1997.

By:	/s/ Lyndell Parks
Title of Officer:	Senior Vice President
Lyndell Parks, Senior Vice President
(printed name and title of officer)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Nature’s Wealth Company a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Nature’s Wealth Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

The amount of total authorized shares of stock of this corporation is 25,000,000 shares of $.001 par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Lyndell Parks, an Authorized Officer, this 26th day of August, 1997.

BY:	/s/ Lyndell Parks
TITLE OF OFFICER:	Senior Vice President
Lyndell Parks, Senior Vice President
(Printed name and title of officer)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 09/03/1997 971294220 - 2404023

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/19/1999 991152376 - 2404023

Certificate Of Amendment

Of

Certificate Of Incorporation

Of

Nature’s Wealth Company

It is hereby certified that:

1.	The name of this corporation (hereinafter referred to as the “Corporation”) is

NATURE’S WEALTH COMPANY

2.	The certificate of incorporation of the Corporation is hereby amended by striking out Article SECOND thereof and by substituting in lieu of said Article the following new Article SECOND:

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square (Suite L-100), City of Dover, County of Kent; and the name of the registered agent of the Corporation is The Prentice-Hall Corporation System, Inc.

3.	The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

The total number of shares of common stock which the Corporation shall have authority to issue is 15,000,000. The par value of each of such shares is $.001.

4.	The certificate of incorporation of the Corporation is hereby amended by striking out Article SIXTH thereof.

5.	The certificate of incorporation of the Corporation is hereby amended by striking out Article SEVENTH thereof.

6.	The certificate of incorporation of the Corporation is hereby amended by striking out Article EIGHTH thereof.

7.	The certificate of incorporation of the Corporation is hereby amended by striking out Article NINTH and by substituting in lieu of said Article the following new Article NINTH:

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

8.	The certificate of incorporation of the Corporation is hereby amended by adding new Articles SIXTH, SEVENTH, EIGHTH AND TENTH.

SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.	The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase “whole board” and the phrase “total number of directors” shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.	After the original or other by-laws of the Corporation have been adapted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation law shall be set forth in an initial by-law or in a by-law adopted by the stockholders of the Corporation entitled to vote.

3.	Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4.	With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation.

5.	The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right or inspecting any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6.	The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the Delaware General Corporation law.

EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liability or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

9.	The amendments to the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Adopted on October 2, 1994.

/s/ Wayne Gorsek	04/06/99
Wayne Gorsek, President	Date

ATTEST:

/s/ Robert Blinn	4/06/99
Robert Blinn, Secretary	Date

Elected Secretary Treasurer

in December, 1997

Attests to signature of President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/28/2000 001045649 - 2404023

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Nature’s Wealth Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 20, 1994.

2. Article FIRST of the Amended Certificate Of Incorporation be, and hereby is amended as follows:

FIRST: The name of the corporation is Vitacost.com Inc.

3. Article FOURTH of the Amended Certificate Of Incorporation be, and hereby is amended as follows:

FOURTH: (a) Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into two shares of Common Stock. Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

(b) The Corporation is authorized to issue two classes of shares to be designated, respectively, “Preferred Stock” and “Common Stock.” The number of shares of Preferred Stock authorized to be issued is Twenty Five Million (25,000,000) and the number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000). The Preferred Stock and the Common Stock shall each have a par value of $.00001 per share.

(c) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and (iii) increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the number of shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

In accordance with Section 242 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

IN WITNESS WHEREOF, Nature’s Wealth Company has caused this Certificate to be signed by Allen Josephs, its Secretary, who does make this Certificate and declare and certify under penalty of perjury that this is the act and deed of the Corporation and that the facts stated therein are true, and accordingly have set his hand hereto this 31st day of December, 1999.

By:	/s/ Allen Josephs
Allen Josephs
Secretary

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